UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 1, 2011

Sagebrush Gold Ltd.
(exact name of registrant as specified in its charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Terrace Way Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 930-6338

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Sagebrush Gold Ltd., (the “Company”) previously disclosed it was evaluating options with respect to its sports and entertainment activities following recent acquisitions.  As a result, the Company will no longer be engaged in or pursue agreements with artists or athletes for sports and entertainment promotion and events, and will focus its activities exclusively on gold exploration as a junior exploration company.

On September 1, 2011, the Company, exited the sports and entertainment business and disposed of its Empire Sports & Entertainment Co. subsidiary pursuant to a Stock Purchase Agreement (the “SPA”) by and between the Company, The Empire Sports & Entertainment Co., Inc. (“Empire Sports”) and Concert International, Inc. (“CII”).  Prior to the purchase, CII was the owner of a 33 1/3% minority interest with Empire Sports in Capital Hoedown, Inc., an Ontario corporation, formed to undertake an event held during August 2011.   Pursuant to the SPA, the Company agreed to sell to CII its Empire Sports subsidiary for $500,000 payable March 31, 2012 pursuant to a Promissory Note (the “Note”) issued by CII.  Payment of the Note is subject to a number of risks, including collectability from CII and the profitability of the August 2011 event, claims, liabilities and obligations of CII.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Stock Purchase Agreement
10.2	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011

Sagebrush Gold Ltd.

By:	/s/ David Rector
David Rector
President

EXHIBIT INDEX

Exhibit
Number	Description
10.1 10.2	Stock Purchase Agreement Form of Promissory Note